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                                                                     Exhibit 5.0

                                  OSWALD & YAP
                                     Lawyers
                           A Professional Corporation

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
Michael A. Oswald               16148 Sand Canyon            Northern California Office:
Calvin C.S. Yap             Irvine, California 92618                  One Maritime Plaza
Lynne Bolduc                Telephone (949) 788-8900                          Suite 1040
William L. Buus             Telefax:  (949) 788-8980    San Francisco, California  94111
Richard T. Hsueh
Edward W. Russey, III                                                 Midwestern Office:
Carol A. Gefis                                                 53 West Jackson Boulevard
Christopher T. Jain               Suite 1550
Eric Leach                                                      Chicago, Illinois  60604
Cherrie Tsai
Ashley Brown                                                                 Of Counsel:
                                                                         John W. Allured
Senior Counsel:                                                       Thomas G. Gardiner
Reed M. Williams
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                                November 11, 2002

Ladies and Gentlemen:


          This office represents Nucotec, Inc., a Nevada corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933 (the "Registration Statement"), which relates to the sale of 965,800 shares of the Registrant's Common Stock (the "Shares" or the "Registrant Securities") by certain beneficial owners of the Company's shares. In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

          Based upon the foregoing, it is our opinion that the Registered Securities, when sold as set for the in the Registration Statement, will be legally issued, fully paid and nonassessable.

          We acknowledge that we are referred to under the heading "Legal Matters" in the prospectus which is part of the Registration Statement, and we hereby consent to such as our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities of offer and sale in such states.

                                        OSWALD & YAP, a Professional Corporation

                                        /s/ OSWALD & YAP
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